Luxco, Inc. and Affiliates
Combined Financial Statements
For the Three-Month Periods Ended March 31, 2021 and 2020

Luxco, Inc and Affiliates
March 31, 2021 and 2020

Contents
Combined Financial Statements

Luxco, Inc and Affiliates
Combined Balance Sheets
March 31, 2021 and 2020
(In Thousands)

Assets

	2021	2020

Current Assets
Cash	$815	$2,688
Accounts receivable
Trade, net of allowance	29,589	36,095
Other	473	630
Notes receivable	109	2,009
Inventories	36,193	32,009
Prepaid expenses	12,860	1,818
Total current assets	80,039	75,249

Investments and Long-Term Receivables
Investment in whiskey, at cost	36,511	39,133
Investments in life insurance	—	5,465
Investment in joint venture	5,085	3,933
	41,596	48,531

Property and Equipment, At Cost	84,272	79,650
Less accumulated depreciation	26,912	23,879
	57,360	55,771

Other Assets
Trademarks	92,927	95,562
Other intangible assets	1,567	1,654
Notes receivable	565	1,230
Due from shareholders	—	5,653
Other	304	335
	95,363	104,434

	$274,358	$283,985

See Notes to the Combined Financial Statements

Liabilities and Equity

	2021	2020

Current Liabilities
Note payable to bank	$82,793	$83,478
Current maturities of long-term debt	3,069	25
Accounts payable
Trade	14,316	14,087
Federal and state liquor taxes payable	4,908	7,819
Accrued liabilities
Expenses, including payroll taxes and income taxes	1,082	2,723
Salaries, wages and commissions	1,411	1,325
Total current liabilities	107,579	109,457

Long-Term Liabilities
Deferred compensation	533	387
Deferred consideration	—	1,274
Long-term debt	5,144	4,764
Interest rate swap agreement long-term	—	1,369
Deferred income taxes	1,483	1,386
	7,160	9,180

Equity
Class A voting common stock, $.10 par value; authorized and
issued 30 shares	3	3
Class B non-voting common stock, $.10 par value; authorized
and issued 270 shares	27	27
Retained earnings	168,328	177,542
Members equity	26,410	23,504
Accumulated other comprehensive income (loss)
Cumulative translation adjustment	266	(738)
Unrealized loss on interest swap agreement	—	(1,369)
Treasury stock, at cost
Common; 15 A shares; 135 B shares	(35,309)	(35,309)
Total Luxco, Inc. and Affiliates equity	159,725	163,660

Noncontrolling interest	(106)	1,688

Total equity	159,619	165,348

Total liabilities and equity	$274,358	$283,985

Luxco, Inc. and Affiliates
Combined Statements of Operations and Comprehensive Income (Loss)
Three Months Ended March 31, 2021 and 2020
(In Thousands)

	2021	2020

Gross Sales	$69,310	$71,644
Less federal excise taxes	24,940	28,915

Net Sales	44,370	42,729

Cost of Goods Sold	26,128	25,683

Gross Profit	18,242	17,046

Operating Expenses	19,800	10,589

Operating Income (Loss)	(1,558)	6,457

Other Income (Expenses)
Interest income	28	20
Interest expense	(961)	(717)
Other	(126)	(126)
	(1,059)	(823)

Net Income (Loss)	(2,617)	5,634

Other Comprehensive Income (Loss)
Net translation adjustment	57	(385)
Reclassification adjustment for realized loss on termination
of interest rate swap agreement included in net income	599	—
Change in fair value of interest rate swap agreement	162	(619)
	818	(1,004)

Comprehensive Income (Loss)	$(1,799)	$4,630

Amounts Attributable to Noncontrolling Interest
Net income (loss)	$(2,617)	$5,634
Less net income (loss) attributable to the noncontrolling interest	53	(111)
Net income (loss) attributable to Luxco, Inc. and Affiliates	$(2,670)	$5,745

Comprehensive income (loss)	$(1,799)	$4,630
Less comprehensive income (loss) attributable to the
noncontrolling interest	53	(188)

Comprehensive income (loss) attributable to Luxco, Inc and Affiliates	$(1,852)	$4,818

See Notes to the Combined Financial Statements

Luxco, Inc. and Affiliates
Combined Statements of Equity
Three Months Ended March 31, 2021 and 2020
(In Thousands)

					Accumulated
					Other
	Common Stock		Retained	Members'	Comprehensive	Noncontrolling	Treasury
	Class A	Class B	Earnings	Equity	Income (Loss)	Interest	Stock	Total
Balance, January 1, 2020	$3	$27	$171,360	$28,407	$(1,181)	$2,760	$(35,309)	$166,067
Net income (loss)	—	—	6,182	(437)	—	(111)	—	5,634
Distributions	—	—	—	(112)	—	8	—	(104)
Other comprehensive loss	—	—	—	—	(926)	(78)	—	(1,004)
Purchase of NCI - Limestone	—	—	—	(4,354)	—	(891)		(5,245)
Balance, March 31, 2020	$3	$27	$177,542	$23,504	$(2,107)	$1,688	$(35,309)	$165,348

Balance, January 1, 2021	$3	$27	$174,237	$27,697	$(552)	$63	$(35,309)	$166,166
Net income (loss)	—	—	(3,637)	967	—	53	—	(2,617)
Distributions	—	—	(2,272)	(2,338)	—	—	—	(4,610)
Contributions received	—	—	—	1,122	—	—	—	1,122
Other comprehensive income	—	—	—	—	818	—	—	818
Purchase of NCI - Limestone	—	—	—	(1,038)	—	(222)	—	(1,260)
Balance, March 31, 2021	$3	$27	$168,328	$26,410	$266	$(106)	$(35,309)	$159,619

See Notes to the Combined Financial Statements

Luxco, Inc. and Affiliates
Combined Statements of Cash Flows
Three Months Ended March 31, 2021 and 2020
(In Thousands)

	2021	2020
Operating Activities
Net income (loss)	$(2,617)	$5,634
Items not requiring (providing) cash
Depreciation	1,281	1,331
Amortization of intangible assets and deferred financing costs	58	69
Deferred income taxes	7	—
Equity in net loss of joint venture	(107)	(343)
(Gain) loss on disposal of property and equipment	337	(123)
Investment in life insurance bonused to stockholder	5,594	—
Changes in
Accounts receivable	1,745	(871)
Inventories	(818)	(1,857)
Prepaid expenses	(10,787)	726
Accounts payable	1,840	6,050
Accrued liabilities	(4,795)	(2,049)
Net cash provided by (used in) operating activities	(8,262)	8,567

Investing Activities
Proceeds from sale of held-to maturity investments	1,777	—
Proceeds from payment of notes receivable	2,401	1,025
Proceeds from sale of property and equipment	183	482
Purchase of property and equipment	(1,341)	(1,101)
Purchase of noncontrolling interest	(1,260)	(5,245)
Contributions to joint ventures	—	(500)
Payments for investments in life insurance	(97)	(546)
Net cash provided by (used in) investing activities	1,663	(5,885)

Financing Activities
Repayments on line of credit	(78,403)	(79,372)
Proceeds from line of credit	92,780	72,932
Principle payments of long-term debt	(6)	(6)
Proceeds from issuance of long-term debt	—	4,541
Contributions received	1,122	—
Distributions paid	(10,888)	(294)
Net cash provided by (used in) financing activities	4,605	(2,199)

Effect of Exchange Rate Changes on Cash	(17)	127

Increase (Decrease) in Cash	(2,011)	610

Cash, Beginning of Year	2,826	2,078

Cash, End of Year	$815	$2,688

Supplemental Cash Flows Information
Investment in whiskey converted to merchandise inventory	$4,081	$2,022
Interest paid	$961	$717

See Notes to the Combined Financial Statements

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Note 1:    Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

The revenues of Luxco, Inc. (“Luxco”), a wholly-owned subsidiary of Luxco Group Holdings, Inc. (“LGHI”), and Affiliates (collectively the “Company”) are predominately earned from importing, bottling and rectifying of distilled spirits and wine. The Company sells to and extends unsecured credit to liquor distributors and state governments primarily throughout the United States.

On January 22, 2021 the Company entered into a Merger Agreement with MGP Ingredients, Inc. The merger was executed on April 1, 2021. Purchase accounting for the transaction is in process.

During the period ended March 31, 2021, the Company incurred and expensed transaction related professional fees and bonuses of approximately $9,000. Additionally, the company prepaid transaction related expenses of approximately $10,000 as of March 31, 2021.

Principles of Combination

During 2020, the reporting entity changed to include Luxco, KY Limestone Holdings, LLC (“KYLH”), LDL DE LLC (“LDL”), Dos Primos Tequila Company, LLC (“DPTC”), and LRD Holdings LLC (“LRD”), (collectively “the Affiliates”), due to the pending sale of Luxco and the Affiliates.

Luxco and the Affiliates are affiliated through common ownership and management. All significant intercompany accounts and transactions have been eliminated in combination.

Interim Financial Statements

The accompanying unaudited combined financial statements of Luxco, Inc. and Affiliates have been prepared on an interim basis. Accordingly, certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted. These unaudited combined interim financial statements reflect, in the opinion of management, all material adjustments (which include only normally recurring adjustments) necessary to fairly state, in all material respects, the Company’s financial position, results of operations and cash flows for the periods presented. Operating results for interim periods are not necessarily indicative of the results that can be expected for any subsequent interim period or for a full year.

Investment in Joint Venture

Luxco holds 50 percent interests in DGL Destiladores, S.A. de CU (“DGL”) and Agricola LG, S DE RL DE CV (“Agricola”). The investments are accounted for under the equity method which includes the cost of the initial investment plus earnings (losses) of the investments.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

At March 31, 2021, one of the Company’s U.S. cash accounts did exceed federally insured limits. The cash accounts exceeded federally insured limits by $776. Foreign cash accounts totaling $380 as of March 31, 2021, are guaranteed by the United Kingdom’s Financial Service Compensation Scheme up to $160.

Accounts and Notes Receivable

Accounts receivable are stated at the amount of consideration from customers of which the Company has an unconditional right to receive. The Company provides a nominal allowance for doubtful accounts, which is based upon a review of outstanding receivables. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Notes receivable are stated at their outstanding principal amount. The Company has determined no allowance is necessary for uncollectible notes, based upon a review of outstanding receivables, historical collection information and existing economic conditions. Outstanding notes accrue interest based on the terms of the respective note agreements. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the borrower.

Inventory Pricing

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method.

Property and Equipment

Property and equipment acquisitions are stated at cost, less accumulated depreciation. Depreciation is charged to expense using straight-line or accelerated methods over the estimated useful life of each asset. Leasehold improvements are depreciated over the shorter of the lease term or respective estimated useful lives.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Buildings and improvements 15 years
Office furniture and equipment 5-8 years
Equipment 8 years
Whiskey barrels 4 years
Leasehold improvements 10 years

Income Taxes

The LGHI stockholders have elected to have Luxco’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of certain state income tax law. Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal income taxes is included in these statements. State and local income taxes and the related deferred tax assets and liabilities are provided for certain states and cities, which do not recognize an “S” Corporation tax status.

LDL’s income from foreign operations is subject to corporate income tax and is provided for in the combined financial statements. Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax basis of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The LRD, KYLH, and DPTC members have elected to have their income taxed as a partnership under provisions of the Internal Revenue Code and similar sections of state income tax law. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal and state income taxes on United States income is included in these statements.

Excise Taxes

The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Treasury Department (the “TTB”) regulations which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcohol beverages in varying amounts. The Company calculates its Federal excise tax expense based upon units shipped and on its understanding of the applicable excise tax laws.

Interest Rate Swap

The Company has elected the private company accounting alternative for certain interest rate swaps. The election to use the alternative accounting for interest rate swaps is made on a swap-by-swap basis. During 2021 and 2020, the Company had one interest rate swap in effect, for which it elected to apply the alternative accounting and use the simplified hedge accounting approach.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes the gains and losses on the interest rate swap agreement and gains and losses from foreign currency transactions.

Translation of Foreign Currencies

Assets and liabilities of Niche Drinks Co Ltd (“Niche”), a wholly-owned subsidiary of LDL whose functional currency is other than the U.S. dollar are translated to U.S. dollars using the exchange rate in effect at the combined balance sheet date. Results of operations are translated using average rates during the year. Adjustments resulting from the translation process are included as a component of accumulated other comprehensive income (loss).

Foreign Assets

As of March 31, 2021 and 2020, the Company has approximately $6,947 and $5,901 of its inventory and $10,246 and $13,663, respectively, of its investment in whiskey held at its suppliers located in foreign countries.

Niche is located in Northern Ireland, United Kingdom. Total assets of Niche were $14,372, and $14,878 as of March 31, 2021 and 2020, respectively.

Tariffs

On October 18, 2019, import tariffs were enacted for select European Union (EU) products brought into the United States. Although involving several EU countries, Luxco is primarily impacted by its import of finished goods products from Northern Ireland which included both St. Brendan’s Irish Cream and The Quiet Man Irish Whiskey. These products are subject to a 25 percent import duty on the customer invoice price which is paid at the time the excise tax is due to Customs and Border Patrol. For the periods ending March 31, 2021 and 2020, the Company import duty paid was $404 and $231, respectively.

Trademarks

Trademarks are tested annually for impairment. If the implied fair value of the trademarks are lower than their carrying amounts, an intangible impairment is indicated and the trademarks are written down to their implied fair value. Subsequent increases in trademark value are not recognized in the combined financial statements.

Intangible Assets

Intangible assets with finite lives related to Niche are being amortized on the straight-line basis over 10 years. Amortization expense for the periods ended March 31, 2021 and 2020 was $50 and $61, respectively.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)
Deferred Financing Costs

Expenses associated with the acquisition of debt are capitalized. The Company amortizes financing costs over the life of the loan on a straight-line basis. These costs are included in other assets on the combined balance sheets.

Debt Investments

Debt securities held by the Company generally were classified and recorded in the combined financial statements as held-to-maturity as management had the positive intent and ability to hold to maturity. The securities were recorded at amortized cost, which approximates fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration that it expects to be entitled to in exchange for those goods or services. The amount and timing of revenue recognition varies based on the nature of the goods or services provided and the terms and conditions of the customer contract. See Note 2 for additional information about the Company’s revenue.

Subsequent Events

In conjunction with the merger on April 1, 2021, certain assets totaling $9,296 were transferred to stockholders through distributions.

Subsequent events have been evaluated through September 3, 2021, which is the date the combined financial statements were available to be issued.

Paycheck Protection Program (PPP) Loan

The Company received a PPP loan established by the CARES Act and has elected to account for the funding as loan in accordance with ASC Topic 470, Debt. Any forgiveness of the loan is recognized as a gain in the financial statements in the period the debt is legally released. PPP loans are subject to audit and acceptance by the U.S. Department of Treasury, Small Business Administration (SBA), or lender. As a result of such audit, adjustments could be required to any gain recognized.

Economic Uncertainties

As a result of the spread of the SARS-CoV-2 virus and the incidence of COVID-19, economic uncertainties have arisen which may affect the financial position, results of operations and cash flows of the Company. The duration of these uncertainties and the ultimate financial effects cannot be reasonably estimated at this time.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Note 2: Revenue from Contracts with Customers

Performance Obligations

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring distinct goods or providing services to customers. The Company’s revenue consists substantially of product sales and is reported net of incentives, returns and other allowances offered to customers. The Company recognizes revenue when performance obligations under the terms of contracts, generally purchase orders, with its customers are satisfied, which occurs when control passes to a customer to enable them to direct the use of and obtain benefit from a product. This typically occurs upon shipment, when a customer obtains legal title, obtains the risks and rewards of ownership, has received the goods according to the contractual shipping terms and is obligated to pay for the product. For certain international customers, deposits are required in advance of shipment. Contract bottling is recognized over a period of time, based upon the output method.

Disaggregation of Revenue

The following table presents the Company’s revenues disaggregated by the timing of such revenue recognized during the periods ended March 31, 2021 and 2020:

	2021	2020
Timing of revenue recognition
At a point in time	$68,075	$70,366
Over a period of time	1,235	1,278
Total	$69,310	$71,644

Contract Balances

The following table provides information about the Company’s receivables from contracts with customers:

	2021	2020

Accounts receivable, beginning of year	$31,295	$35,487
Accounts receivable, end of year	$29,589	$36,095

The Company has determined that the nature, amount, timing and uncertainty of revenues and cash flows are affected by the performance of the distilled spirits and wine industry and various customer payment practices.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Accounting Policies

For shipping and handling activities, which are generally arranged by the Company, the Company is applying an accounting policy election, which allows an entity to account for shipping and handling activities as fulfillment activities rather than a promised good or service when the activities are performed, even if those activities are performed after the control of the good has been transferred to the customer. Therefore, the Company expenses shipping and handling costs at the time revenue is recognized. The Company classifies shipping and handling revenues in net sales and the related expenses in cost of sales in the combined statements of income.

The Company is also applying an accounting policy election, which allows an entity to exclude from revenue any amounts collected from customers on behalf of state governments, such as state excise taxes collected concurrent with revenue-producing activities. Therefore, revenue is presented net of state excise taxes..

Note 3:    Inventories

	2021	2020
Raw materials	$13,751	$12,713
Finished goods	18,294	14,519
Federal tax and duty on inventories	4,148	4,777
	$36,193	$32,009

It has been the Company’s consistent accounting practice to exclude merchandise in transit from inventories and accounts payable until the merchandise has actually been received. At March 31, 2021 and 2020, merchandise in transit which had been shipped to the Company, but not received until subsequent dates totaled $800 and $1,453, respectively.

Note 4:    Property and Equipment

The total cost basis of property and equipment at March 31, 2021 and 2020, was:

	2021	2020
Land and improvements	$5,727	$5,465
Machinery and equipment	17,853	16,830
Office furniture and equipment	3,119	2,969
Whiskey barrels	19,672	19,324
Leasehold improvements	3,376	3,285
Buildings and improvements	25,235	22,487
Transportation equipment	9,290	9,290
	$84,272	$79,650

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)
Note 5:    Notes Payable to Banks

Luxco has a $110,000 revolving line of credit that matures on September 16, 2021. There was $82,793 and $80,862 borrowed against this line at March 31, 2021 and 2020, respectively. The line is collateralized by accounts receivable, inventory, equipment and trademarks. Interest varies with the one-month London Interbank Offered Rate (LIBOR) Index Rate, plus a margin of 1.20 percent to 1.70 percent, as defined, and is payable monthly. The interest rate was 1.56 percent and 2.97 percent at March 31, 2021 and 2020, respectively.

The credit agreement requires Luxco, among other things, to maintain certain financial ratios if the availability on the line is below 10 percent. This requirement did not apply as of March 31, 2021 and 2020.

Niche also has a credit agreement totaling $5,463, which has no stated maturity date. Interest varies at the bank’s UK base rate plus 2.5 percent. The interest rate was 2.59 and 3.10 percent at March 31, 2021 and 2020, respectively. On December 20, 2020, Niche obtained a temporary increase to $8,877 in availability through January 31, 2021. There was $0 and $2,616 borrowed against this line at March 31, 2021 and 2020 respectively.

As a strategy to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, Luxco entered into an interest rate swap agreement for a portion of its floating rate debt through September 1, 2021. The agreement provided for Luxco to receive interest from the counterparty at one month LIBOR plus a spread of 1.89 percent and to pay interest to the counterparty at a fixed rate of 2.63 percent on a notional amount of $40,000 as of March 31, 2020. The Company terminated its interest rate swap agreement in February 2021. The termination fee of $599 was reclassified out of accumulated other comprehensive income and is included in interest expense in the combined statement of operations and comprehensive income (loss) for the period ended March 31, 2021.

Management has designated the interest rate swap agreement as a cash flow hedging instrument. Under the private company accounting alternative for interest rate swaps, Luxco may assume no hedge ineffectiveness. Changes in fair value are recognized in other comprehensive income. If Luxco determines the hedge criteria are no longer met, the simplified hedge accounting will no longer apply and Luxco will apply guidance in ASC Topic 815 on a prospective basis.

The table below presents certain information regarding Luxco’s interest rate swap agreement designated as a cash flow hedge:

	2021	2020
Fair value of interest rate swap agreement	$—	$(1,369)
Balance sheet location of fair value amount	N/A	Long-term liabilities
Gain (loss) recognized in other comprehensive income	$162	$(619)
Loss reclassified from accumulated other comprehensive income (loss) into net income(loss) (monthly settlement expense)	$(77)	$(95)
Reclassification adjustment for realized loss on termination of interest rate swap agreement included in net loss	$(599)	$—
Location of gain (loss) reclassified from accumulated other comprehensive income	Interest Expense	Interest Expense

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Note 6:    Long-Term Debt

Long-term debt at March 31, 2021 and 2020, consists of the following:

	2021	2020
Note payable to SBA, due April 20, 2022; payable in monthly principal installments of $380, plus interest at 1%.	$3,422	$—
Note payable to the David Sherman Sr. Trust FBO Ann S. Lux dated November 16, 1981, due June 2029, interest payable annually at 0.43%	4,568	4,541
Note payable to Marion County Industrial Foundation, due June 2028; monthly installments of $3, plus interest at 4.5%.	194	216
Note payable to Lincoln Trail Area Development, due June 2028; monthly installments of $1, plus interest at 4.5%.	29	32
	8,213	4,789

Less current maturities	(3,069)	(25)

	$5,144	$4,764

Aggregate annual scheduled maturities of long-term debt, at March 31, 2021, are:

12 Months Ending
March of 2022	$3,069
March of 2023	408
March of 2024	29
March of 2025	30
March of 2026	31
Thereafter	4,646
$8,213

On April 20, 2020, Luxco received a loan in the amount of $3,422 pursuant to the PPP. Per the note agreement, the loan was originally payable in equal monthly principal and interest payments commencing in November 2020, with the final payment due in May 2022. Interest will accrue at a rate of 1.0 percent and is payable monthly. The note is guaranteed by the SBA. The Paycheck Protection Program Flexibility Act of 2020 extended the deferral period for PPP borrower payments to 10 months after the end of the borrower’s loan forgiveness covered period. As of March 31, 2021, equal monthly payments were scheduled to begin in August 2021 through April 2022. This loan was forgiven in June of 2021.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Note 7:    Common Stock Agreement

Luxco has a restrictive-stock agreement, which places restrictions on transferability of Luxco’s stock. The agreement also requires Luxco to make minimum distributions to the stockholders equal to the income taxes payable by the stockholders on their share of Luxco’s taxable income.

Note 8:    Equity

The common stock, treasury stock and retained earnings reported on the combined balance sheets represent the balances of Luxco, Inc. Combined members’ equity at March 31, 2021 and 2020, consisted of the following:

	2021	2020
KYLH	$(2,291)	$(2,823)
LDL	8,225	4,409
LRD	20,635	21,947
DPTC	(159)	(29)
	$26,410	$23,504

Note 9:    Employee Benefit Plans

The Company has a 401(k) plan covering substantially all non-union employees. The Plan provides for a discretionary company contribution of 2 percent of compensation plus a matching contribution not to exceed 1.5 percent of compensation. The Company also has a 401(k) plan covering all full-time union employees. The Plan provides for a matching contribution not to exceed 1 percent of compensation. The Company contributions to all domestic plans for the periods ended March 31, 2021 and 2020, totaled $52 and $42, respectively.

Niche has an employee pension plan for its employees. Contributions to the plan were approximately $28 and $26 for the periods ended March 31, 2021 and 2020, respectively.

Note 10:    Operating Leases

The Company leases office, plant and warehouse facilities under noncancellable operating lease agreements with related parties as more fully explained in Note 11. The Company leases additional facilities under noncancellable operating leases that expire in various years through 2028. Rent expense under all leases were $437 and $431 for the periods ended March 31, 2021 and 2020, respectively.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)
Future minimum lease payments for these leases at March 31, 2021, were:

Q2 - Q4 of 2021	$1,166
2022	366
2023	271
2024	276
2025	281
Thereafter	650
$3,010

Note 11:    Related-Party Transactions

The facilities in which the Company maintains certain of its operations are leased from a partnership affiliated through common ownership under an operating lease agreement expiring on November 30, 2021. Rent of $165 was paid during the first quarter 2021 and 2020.

Investments in life insurance represent premiums paid for life insurance policies to be reimbursed by related parties under promissory notes and split-dollar agreements. In March of 2021 all life insurance related assets were bonused out to a stockholder.

During the first quarter 2021 and 2020, Luxco purchased inventory from the affiliates as part of its normal operations. All significant intercompany accounts and transactions have been eliminated in combination.

The Company had a note receivable of $900 from the related party buyer of Meier’s Wine Cellars, inc. (“Meier’s”). The note was payable at $18 of principal per quarter and the interest was accrued at .58 percent and the maturity date originally was April 30, 2029. The note receivable had a balance of $0 and $675 at March 31, 2021 and 2020, respectively. This note was paid in full in February of 2021. The Company also converted $3,800 of an existing intercompany receivable into a note receivable from Meier’s at the time of the sale of Meier’s in 2017. Interest of .25 percent was payable quarterly and the principal was originally due upon the maturity date of April 30, 2023. The note receivable had a balance of $0 and $1,800 at March 31, 2021 and 2020, respectively. This note was paid in full in January of 2021.

The Company purchased finished good products from Meier’s in the amount of $715 and $778 for the periods ended March 31, 2021 and 2020, respectively. Included in accounts payable at March 31, 2021 and 2020 was $313 and $270, respectively, owed to Meier’s.

At March 31, 2020, the Company had an outstanding balance of $5,653 due from stockholders. Subsequently in 2020, the balance was included in a noncash distribution to the stockholders.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Note 12:    Joint Venture Investments

The Company invested in a 50 percent ownership of DGL and Agricola. The investments are recorded under the equity method. The entire financial position and net income (loss) of DGL and Agricola as of and for the periods ended March 31, 2021 and 2020, are summarized below:

	2021	2020
Total assets	$13,787	$9,520
Total liabilities	3,603	3,111
Total members' equity	$10,184	$6,409

Total revenues	$4,531	$2,411

Net income	$218	$207

At March 31, 2021 and 2020, the Company had accounts payable owed to DGL of $1,742 and $241 respectively, and accounts receivable due from DGL of $32 and $156, respectively.

Note 13:    Commitments, Contingencies and Concentrations

Commitment to Purchase Whiskey

On January 1, 2019, the Company entered into a four-year contract expiring on December 31, 2023, with Canadian Lakes Distillers, to purchase whiskey through 2023. As of March 31, 2021, the Company has a remaining commitment to purchase 2,708 original proof gallons. Calculated at the most recent contract price, the commitment for these purchases is approximately $6,851.

Labor Agreement

Approximately 31 percent of Luxco’s U.S. employees are covered by a collective bargaining agreement that expires February 29, 2024.

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)

Note 14:    Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer an liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1    Quoted prices in active markets for identical assets or liabilities

Level 2        Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3        Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Recurring Measurements

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying combined balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at March 31, 2020:

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2020
Interest rate swap agreement	$(1,369)	$—	$(1,369)	$—

Interest Rate Swap Agreement

The fair value is estimated using forward-looking interest rate curves and discounted cash flows that are observable or can be corroborated by observable market data and, therefore, are classified within Level 2 of the valuation hierarchy.

Note 15:    Acquisition of Minority Interests

On September 11, 2020, LDL, acquired 20 percent of the outstanding common stock of Niche. The acquisition of the additional 20 percent, in conjunction with the previously acquired 80 percent in 2018, means Niche is 100 percent owned by LDL.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
Three Months Ended March 31, 2021 and 2020
(In Thousands)
On January 1, 2020, KYLH, acquired 44 percent of the member’s equity interest of Limestone, LLC (“Limestone”). The acquisition of the additional 44 percent, in conjunction with the previously acquired controlling interest of 50 percent means Limestone became 94 percent owned by KYLH. The total consideration paid for the acquisition of the purchase of the minority interest of Limestone was $5,245.

On January 1, 2021, and February 26, 2021 KYLH, acquired 3 percent and 3 percent, respectively, of the member’s equity interest of Limestone. The acquisition of the additional 6 percent, in conjunction with the previously acquired controlling interest of 94 percent means Limestone became 100 percent owned by KYLH. The total consideration paid for the acquisition of the purchase of the minority interest of Limestone was $1,260.

Note 16:    Internal Revenue Bond (IRB)

On December 22, 2017, LRD and its wholly-owned subsidiaries, LFL and Lux Row Distillers, LLC, engaged in an industrial revenue bond transaction (IRB) with the County of Nelson, Kentucky (“Nelson County”). LFL which owns the fixed real and personal property assets from initial construction transferred the fee interest in those assets to Nelson County and entered into a lease with Nelson County to use the fixed assets. Nelson County issued and sold industrial revenue bonds to LRD. The proceeds from the sale to LRD ($35,000) were used to acquire the project. Under the IRB transaction, Nelson County has signed over its rights to receive payment on the bonds directly to LRD. As such, the bond sale proceeds were paid directly by LRD to LFL. LFL issued a payment for $34,000 to LRD as pre-payment of the amount due on the bonds. This left $1,000 outstanding on the bonds over the bond term. Upon full payment, the bonds will terminate in accordance with the terms of the IRB. This leaves $1,000 due to LRD on LFL’s books and $1,000 due from LFL on LRD books, which is being amortized over the life of the bond. This IRB activity is eliminated in combination of the financial statements as it is intercompany activity.

Note 17:    Future Change in Accounting Principle

Accounting for Leases

The FASB amended its standard related to the accounting for leases. Under the new standard, lessees will now be required to recognize substantially all leases on the combined balance sheet as both a right-of-use asset and a liability. The standard has two types of leases for income statement recognition purposes: operating leases and finance leases. Operating leases will result in the recognition of a single lease expense on a straight-line basis over the lease term similar to the treatment for operating leases under existing standards. Finance leases will result in an accelerated expense similar to the accounting for capital leases under existing standards. The determination of lease classification as operating or finance will be done in a manner similar to existing standards. The new standard also contains amended guidance regarding the identification of embedded leases in service contracts and the identification of lease and nonlease components in an arrangement. Prior to the new merger agreement, the new standard was effective for the Company’s fiscal year beginning January 1, 2022. The Company is evaluating the impact the standard will have on the combined financial statements; however, the standard may have a material impact on the financial statements due to the recognition of additional assets and liabilities for operating leases.